                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )



Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[x]  Preliminary Proxy Statement                    [ ] Confidential, for Use of the
[ ]  Definitive Proxy Statement                         Commission Only (as permitted
[ ]  Definitive Additional Materials                    by Rule 14a-6(e)(2))
[ ]  Soliciting Material under Rule 14a-12


                                WAVO Corporation
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No Fee Required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                      WAVO
                                   CORPORATION




                               April ______, 2000



Dear Shareholder:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of WAVO Corporation on Monday, May 15, 2000, at 2:00 PM, Mountain Standard Time, at the Phoenix Airport Marriott, 1101 N. 44th Street, Phoenix, Arizona.

         The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report to Shareholders for the year ended December 31, 1999, is also enclosed.

         Please promptly vote, date, sign and return your proxy for the meeting even though you plan to attend. You may vote in person at that time if you so desire.

                                     Sincerely,




                                     David E. Deeds
                                     Chairman and Chief Executive Officer

                                WAVO CORPORATION
                        3131 E. CAMELBACK ROAD, SUITE 320
                             PHOENIX, ARIZONA 85016
                                 (602) 952-5500

             ------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
            ---------------------------------------------------------

         The Annual Meeting of Shareholders of WAVO Corporation will be held on Monday, May 15, 2000, at 2:00 PM, Mountain Standard Time, at the Phoenix Airport Marriott, 1101 N. 44th Street, Phoenix, Arizona, to take action on the following matters:

         1. To elect five Directors to serve until the next Annual Meeting of Shareholders, or until their successors have been duly elected and qualified.

         2. To approve the issuance and sale of Series D Convertible Preferred Shares and related warrants, and the reservation for issuance and the issuance of Common Shares upon conversion of the Series D Convertible Preferred Shares, as dividends thereon, upon exercise of the related warrants, and otherwise in accordance with the terms thereof.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof. As of the date of this notice, the Company knows of no other business to be brought before the meeting.

The Board of Directors has fixed the close of business on March 31, 2000, as the record date for the determination of Shareholders entitled to notice of, and to vote at, the meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS




                                  Douglas J. Reich
                                  Secretary


Dated:  April ____, 2000

                                WAVO CORPORATION
                        3131 E. CAMELBACK ROAD, SUITE 320
                             PHOENIX, ARIZONA 85016
                                 (602) 952-5500

            --------------------------------------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 2000

            ---------------------------------------------------------


INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of WAVO Corporation, an Indiana corporation (the "Company"), of proxies for the Annual Meeting of Shareholders to be held on Monday, May 15, 2000, at 2:00 PM, Mountain Standard Time, at the Phoenix Airport Marriott, 1101 N. 44th Street, Phoenix, Arizona, and at any adjournment thereof. These Proxy Materials are being mailed to Shareholders commencing approximately April 10, 2000.

         Sending in a signed proxy will not affect a Shareholder's right to attend the meeting and vote in person. Any Shareholder giving a proxy has the right to revoke it at any time before it is exercised by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the meeting and voting in person. All properly executed proxies not revoked will be voted at the meeting in accordance with instructions contained therein.

         A proxy which is signed and returned by a Shareholder of record without specification marked in the instruction boxes will be voted, as to proposals specified in the proxy, in accordance with recommendations of the Board of Directors as outlined in this Proxy Statement. If any other proposals are properly brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the respective proxies.

         In connection with proxy soliciting material mailed to Shareholders, employees of the Company may communicate with Shareholders personally or by telephone, facsimile, telegraph or mail to solicit their proxies. The Company will pay all expenses related to such solicitations of proxies. The Company will request that brokers, custodians, nominees and fiduciaries forward proxy materials to the beneficial holders, and solicit proxies from them, where appropriate. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.

         Shareholders of record at the close of business on March 31, 2000, are eligible to vote at the meeting. As of the close of business on March 10, 2000, the Company had outstanding 29,256,438 Common Shares. Each Common Share will entitle the holder to one vote. Additional shares held in the Company's treasury at March 10, 2000, totaling 506,000 Common Shares, will not be voted. Also as of such date, the Company had outstanding a total of 503,963 Preferred Shares, which are not entitled to vote on the election of Directors or Proposal 2.

         A majority of the Common Shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for matters on which the holders are entitled to vote at the Annual Meeting of Shareholders. Shares that are present in person or represented by proxy but abstain from voting are counted for purposes of establishing a quorum, as are shares where a broker holding stock in street name votes the shares on some matters but not others.

         With respect to the two matters expected to come before the Shareholders at the Annual Meeting, assuming a quorum is present:

         - Directors shall be elected by a plurality of the votes cast by the Common Shares present at the meeting.

         - The proposal to approve the issuance and sale of Series D Convertible Preferred Shares and related warrants, and the reservation for issuance and the issuance of Common Shares upon conversion of the Series D Convertible Preferred Shares, as dividends thereon, upon exercise of the related warrants, and otherwise in accordance with the terms thereof, shall be approved if a majority of the total votes cast by the holders of the Common Shares on the matter favor the action.

         If any other matter is properly brought before the meeting, which is not expected to occur, it shall be approved if the votes cast favoring the action exceed the votes cast opposing the action. With respect to the election of Directors, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee, or shares present by proxy where a Shareholder properly withholds authority to vote for such nominee, or broker non-votes, will not be counted towards such nominee's achievement of a plurality. With respect to the other matters to be voted upon, if a Shareholder abstains from voting or directs his proxy to abstain from voting, the shares are considered present at the meeting for such matter but, since they are not voted for the matter, they are not counted in respect of such matter. With respect to broker non-votes on any such matter, the shares are not considered present at the meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Company's Board of Directors currently consists of five members. Members of the Company's Board of Directors hold office until the next Annual Meeting of Shareholders and until their successors are elected and have been qualified or their earlier resignation or removal.

         The Board of Directors has nominated David E. Deeds, Peter M. White, Kenneth D. Swenson, Glenn Scolnik and J. Robert Collins for election as Directors at the 2000 Annual Meeting of Shareholders. All of such persons currently are Directors of the Company.

        THE BOARD OF DIRECTORS, WITH EACH RESPECTIVE DIRECTOR ABSTAINING
           AS TO HIS NOMINATION, UNANIMOUSLY RECOMMENDS A VOTE FOR THE
              ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

         Except where otherwise instructed, proxies will be voted for election of all the nominees for Director. Should any nominee for Director be unwilling or unable to serve as a Director, which is not anticipated, it is intended that the persons acting under the proxy will have discretionary authority to vote for the election of another person in such nominee's stead in accordance with their judgment.

         With respect to Directors who are Officers of the Company, the following information concerning positions with the Company does not include positions as Officers or Directors of subsidiaries of the Company which are part of the responsibilities of such persons and for which such persons receive no separate compensation.

         The following information as to principal occupations during the last five years, and other Directorships in companies with a class of securities registered under Section 12 or subject to Section 15(d) of the Securities Exchange Act of 1934, as amended, or registered as an investment company under the Investment Company Act of 1940, as amended, is based upon information furnished by each person and is correct to the best knowledge of the Company.

                             NOMINEES FOR DIRECTORS

                                       DIRECTOR           POSITIONS WITH THE COMPANY AND PRINCIPAL
   NAME                        AGE      SINCE             OCCUPATIONS DURING THE LAST FIVE YEARS
   ----                        ---      -----             --------------------------------------
David E. Deeds                 58        1990             Chairman and Chief Executive Officer of the Company since
                                                          February 1990;  President from February 1990 to July 1999.

Peter M. White                 35        1999             President of the Company since July 1999, Director since
                                                          September 1999, and Chief Operating Officer since December 1999;
                                                          President of WavePhore NewsCast, Inc. since 1997; President of
                                                          Paracel Online Systems, Inc. from 1995 to 1997; Chief Executive
                                                          Officer of Carthage International, Inc. from 1993 to 1995.

Kenneth D. Swenson             50        1996             Executive Vice President of the Company since December 1996;
                                                          Chief Financial Officer and Treasurer of the Company since April
                                                          1995.  Mr. Swenson was a partner with Ernst & Young, LLP, an international accounting firm, from 1983 to 1995.

Glenn Scolnik                  48        1995             Chief Executive Officer of Hammond, Kennedy, Whitney & Company,
                                                          Inc. (private capital firm), New York City, Chicago and
                                                          Indianapolis, since January 1999; President since January 1998;
                                                          Managing Director from 1993 to 1998; practicing attorney, Sommer
                                                          & Barnard, P.C., Indianapolis, Indiana, 1978-1993.

J. Robert Collins, Ph.D.       58        1995             Principal in the corporate finance group of Dillon Gage, Inc.,
                                                          Dallas, Texas, since January 2000, and a Distinguished Lecturer in Entrepreneurship at Texas A&M University - Commerce since
                                                          September 1999. Dr. Collins was previously with E-Systems, Inc., a Raytheon Company (defense systems), Dallas, Texas, as
                                                          Corporate Vice President, Strategic Planning and Development,
                                                          from 1993 to 1998; Vice President, Business Development,
                                                          1991-1993; Product Line Vice President, 1985-1991; Program
                                                          Director, Program Manager and System Engineer, 1978-1985.

                      COMMITTEES OF THE BOARD AND MEETINGS

         The Audit Committee of the Board of Directors recommends the engagement or discharge of the Company's independent auditors, reviews year-end financial statements prior to issuance, reviews the audit and non-audit services performed by the independent auditors, and makes appropriate reports and recommendations to the Board of Directors. During the last fiscal year, the Audit Committee consisted of Messrs. Scolnik and Collins. The Audit Committee held three meetings during 1999.

         The Compensation/Incentive Plan Committee of the Board of Directors reviews matters relating to compensation of the Executive Officers of the Company and makes recommendations thereon to the Board of Directors. In addition, the Compensation/Incentive Plan Committee determines Incentive Plan Awards for Executive Officers of the Company. During the last fiscal year, the Compensation/Incentive Plan Committee consisted of Messrs. Scolnik and Collins. The Compensation/Incentive Plan Committee held two meetings during 1999.

         The Company's Board of Directors has no nominating committee. Nominations for Directors of the Company are considered by the entire Board of Directors.

         The Board of Directors held eight meetings during 1999. No Director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of the committees of the Board on which he served.

      PROPOSAL 2 - TO APPROVE THE ISSUANCE AND SALE OF SERIES D CONVERTIBLE PREFERRED SHARES AND RELATED WARRANTS, AND THE RESERVATION FOR ISSUANCE AND
      ISSUANCE OF COMMON SHARES UPON CONVERSION OF THE SERIES D CONVERTIBLE PREFERRED SHARES, AS DIVIDENDS THEREON, UPON EXERCISE OF THE RELATED WARRANTS,
               AND OTHERWISE IN ACCORDANCE WITH THE TERMS THEREOF

         On October 4, 1999, the Company issued 1,500 shares of Series D Convertible Preferred Shares, $10,000 stated value per share (the "Series D Preferred Shares") in a private placement to institutional investors. The net proceeds of the offering, after expenses, were approximately $13,925,000. The Company intends to use such proceeds for general corporate purposes, including working capital.

         In connection with the sale of the Series D Preferred Shares, the Company issued warrants to purchase up to 900,000 Common Shares. The exercise price of these warrants is $4.641 per share. These warrants expire on October 4, 2004. If all such warrants were exercised to purchase 900,000 Common Shares, the Company would receive proceeds of $4,176,900. The exercise price and number of shares purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain dilution events.

         In accordance with Nasdaq Stock Market Rule 4460, which generally requires shareholder approval of any transaction that would result in the issuance of securities representing 20% or more of an issuer's outstanding listed securities, the Company is not obligated to issue Common Shares upon conversion or the payment of dividends on the Series D Preferred Shares in excess of 5,781,954 Common Shares, representing 19.99% of its outstanding Common Shares on October 4, 1999, the date of issuance of the Series D Preferred Shares. The terms of the Series D Preferred Shares also provide that the Company must obtain shareholder approval of the issuance of the Series D Preferred Shares and the related warrants, and the issuance of Common Shares upon conversion or exercise thereof, and as dividends, by the earlier to occur of its next annual meeting of shareholders or within 60 days of the day that the number of Common Shares previously issued and then issuable upon conversion of the Series D Preferred Shares equals or exceeds 15% of the shares of the Common Shares outstanding on October 4, 1999. If the Company has not obtained shareholder approval and is not obligated to issue shares because of the exchange cap described above, it will be required to redeem all or a portion of the Series D Preferred Shares if requested by the holders of the Series D Preferred Shares. If the Company fails to redeem any Series D Preferred Shares as requested, the holders of at least two-thirds of the outstanding Series D Preferred Shares have the right to require that the Company voluntarily delist its Common Shares from Nasdaq. In that event, trading in the Company's shares would likely decrease substantially, and the price of its Common Shares may decline. If the Company obtains shareholder approval, there is no limit on the amount of shares that could be issued upon conversion or the payment of dividends in lieu of cash on the Series D Preferred Shares.

         Subject to certain conditions, the Company may require the holders to convert the Series D Preferred Shares into Common Shares. In addition and subject to certain conditions, the holders will have the right to convert the Series D Preferred Shares into Common Shares. Regardless of whether the holders elect to convert or the Company requires conversion, the number of Common Shares to be issued upon conversion of a Series D Preferred Share is determined by dividing the sum of $10,000 (the amount paid for that share), plus accrued and unpaid dividends, by the applicable conversion price. The applicable conversion price will be 100% of the lowest dollar-volume weighted average price of the Company's Common Shares for any day during the six trading days ending on and including the conversion date, provided that the conversion price may not exceed $10.00 per share. The dollar-volume weighted average price is a calculated number, which reflects an average of the prices at which the Common Shares trade during a trading day, giving weight to the prices at which the Common Shares trade based upon the number of shares traded at such prices. Thus, the larger the number of shares which trade at a particular price, the greater the weight that will be given to that price in calculating the average price for that day. The dollar-volume weighted average price of the Common Shares for a trading day will not necessarily equate to other frequently used measures of a stock's price, such as the bid, ask, high, low or close prices. The lowest dollar-volume weighted average price of the Company's Common Shares during the six trading days ended March 17, 2000, was $7.08. The lower the applicable dollar-volume weighted average price of the Company's Common Shares at the time of conversion, the greater the number of Common Shares the holder will receive upon conversion.

         To the extent the Series D Preferred Shares are converted or dividends on the Series D Preferred Shares are paid in Common Shares rather than cash, a significant number of additional Common Shares may be sold into the market, which could decrease the price of the Common Shares. In that case, the Company could be required to issue an increasingly greater number of Common Shares upon future conversions of the Series D Preferred Shares, sales of which could further depress the price of the Common Shares.

         If the sale of a large amount of Common Shares upon conversion of or the payment of dividends in lieu of cash on the Series D Preferred Shares results in a decline in the price of the Common Shares, this event could encourage short sales by the holders or others. Short sales could place further downward pressure on the price of the Common Shares.

         The conversion of and the payment of dividends in Common Shares in lieu of cash on the Series D Preferred Shares may result in substantial dilution to the interest of other holders of the Common Shares. Even though no holder may convert its Series D Preferred Shares into more than 4.99% of the then outstanding Common Shares (excluding, for purposes of such determination, Common Shares issuable upon conversion of Series D Preferred Shares which have not been converted, and upon exercise of warrants which have not been exercised), this restriction does not prevent a holder from selling a substantial number of shares in the market. By periodically selling shares into the market, an individual holder could eventually sell more than 4.99% of the Company's Common Shares while never holding more than 4.99% at any specific time.

         On March 10, 2000, a total of 200 Series D Preferred Shares with a total stated value of $2 million were converted, at the Company's request, into a total of 308,328 Common Shares, including accrued dividends, at the conversion price of $6.611.

         The following table sets forth the number of Common Shares the Company would be required to issue upon conversion of all 1,300 Series D Preferred Shares currently outstanding at an assumed conversion price of $7.08 per Common Share as of March 17, 2000, and the resulting percentage of the Company's total Common Shares outstanding after such a conversion. The table also sets forth the number of Common Shares the Company would be required to issue assuming (i) an increase of 25% in the assumed conversion price; (ii) the fixed conversion price of $10.00, which is the maximum permitted conversion price; and (iii) decreases of 25%, 50% and 75% in the assumed conversion price.


                                               NO. OF COMMON SHARES ISSUABLE       PERCENTAGE OF OUTSTANDING COMMON
ASSUMED CONVERSION PRICE PER COMMON SHARE            UPON CONVERSION(1)                SHARES AFTER CONVERSION(1)
-----------------------------------------      ------------------------------      --------------------------------
     $ 7.08                                              1,836,158                               5.9%
     $ 8.85                  (+25%)                      1,468,927                               4.8%
     $10.00                (Maximum)                     1,300,000                               4.3%
     $ 5.31                  (-25%)                      2,448,211                               7.7%
     $ 3.54                  (-50%)                      3,672,316                               11.2%
     $ 1.77                  (-75%)                      7,344,633                               20.1%
-----------------------------------



(1)The number of Common Shares issuable upon conversion and the percentage of outstanding Common Shares after such conversion set forth above do not take into account any Common Shares that may be issuable as dividends on the Series D Preferred Shares, or upon exercise of the warrants issued in connection with the sale of the Series D Preferred Shares. If the 1,300 Series D Preferred Shares currently outstanding had been converted in full and the related warrants had been fully exercised as of March 17, 2000, the Company would have been required to issue an additional

38,735 shares as payment for accrued dividends and an additional 900,000 shares upon the exercise of the related warrants.

         The Series D Preferred Shares carry a dividend rate of 10% per annum, payable quarterly or upon conversion or redemption. At the Company's option, the quarterly dividend may be paid in cash or Common Shares, subject to satisfaction of certain conditions described below. If the Company chooses to pay dividends in Common Shares, the number of shares to be issued in payment of the dividend on the Series D Preferred Shares will be equal to the accrued dividends divided by the applicable conversion price. For purposes of such calculation, the applicable conversion price will be equal to the lowest weighted average price of the Company's Common Shares during the six consecutive trading days ending on and including the second trading day prior to the date of determination.

         The Series D Preferred Shares mature on April 6, 2001, subject to extension in certain circumstances, at which time the Series D Preferred Shares must be redeemed or converted at the Company's option. If the Company elects to redeem any Series D Preferred Shares outstanding on April 6, 2001, the amount required to be paid will be equal to the liquidation preference of the Series D Preferred Shares, which equals the price originally paid for such shares, plus accrued and unpaid dividends. If the Company elects to convert any Series D Preferred Shares outstanding on April 6, 2001, it will be required to issue Common Shares in an amount determined as described above.

         The Company also has the right, provided certain conditions are satisfied, to redeem any outstanding Series D Preferred Shares prior to October 5, 2000, for cash, in whole or in part, at 110% of par plus accrued dividends.

         If a triggering event, as described in the Articles of Amendment to the Company's Articles of Incorporation which designated the Series D Preferred Shares (the "Articles of Amendment"), occurs, or the Company fails to meet certain other obligations imposed by the terms of the Series D Preferred Shares and the related warrants, the holders of the Series D Preferred Shares will have the right to require the Company to redeem all or a portion of any outstanding Series D Preferred Shares for cash at 120% of par plus accrued dividends.

         In the event of the Company's liquidation, the holders of the Series D Preferred Shares will be entitled to a liquidation preference before any amounts are paid to the holders of Common Shares. The liquidation preference is equal to the amount originally paid for the Series D Preferred Shares, or $10,000 per share plus accrued and unpaid dividends on any outstanding Series D Preferred Shares. The holders' right to any assets available following a liquidation are equal to the rights of the holders of the Company's Series 1994 Preferred Shares.

         Other than as required by law, the holders of the Series D Preferred Shares have no voting rights except that the consent of holders of at least two-thirds of the outstanding Series D Preferred Shares will be required to effect any change in the Company's Articles of Incorporation that would change any of the rights of the Series D Preferred Shares or to issue any other series of preferred shares.

         Complete copies of the Articles of Amendment, the related warrants, and the Securities Purchase Agreement between the Company and the holders of the Series D Preferred Shares are contained in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 1999.


         In connection with the Company's issuance to the holders of the Series D Preferred Shares and the related warrants, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission. That effective registration statement covers the resale of the Common Shares from time to time on the Nasdaq National Market or in privately negotiated transactions of Common Shares, which are issuable upon conversion of the Series D Preferred Shares, in lieu of cash dividends on the Series D Preferred Shares, and upon exercise of warrants that the holders acquired from the Company in the private placement transaction.

         The Company's Articles of Incorporation and the Indiana Business Corporation Law contain provisions that could have the effect of delaying, deferring, or preventing a change in control and the opportunity to sell the Company's Common Shares at a premium over current market prices. Although intended to protect the Company and its shareholders from unwanted takeovers, their effect could hinder or prevent transactions in which holders might otherwise receive a premium for their Common Shares over then-current market prices, and may limit the holders' ability to approve transactions that may be in their best interests. As a result, the mere existence of these provisions could adversely affect the price of the Company's Common Shares.

         The Company's Board of Directors has the authority to issue a total of up to 25,000,000 shares of preferred stock and to fix the rates, preferences, privileges and restrictions, including voting rights, of the preferred stock, which typically are senior to the rights of the common shareholders, without any further vote or action by the common shareholders. The rights of common shareholders will be subject to, and may be adversely affected by, the rights of the holders of the preferred stock that have been issued, or might be issued in the future. Preferred stock also could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. This could delay, defer or prevent a change in control. Furthermore, holders of preferred stock may have other rights, including economic rights, senior to the Common Shares. As a result, the existence and issuance of preferred stock could have a material adverse effect on the market value of the Common Shares. We have in the past issued and may, from time to time in the future, issue preferred stock for financing or other purposes with rights, preferences, or privileges senior to the Common Shares.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                         FOR APPROVAL OF THIS PROPOSAL.

EXECUTIVE OFFICERS

         The Executive Officers of the Company, their ages, positions with the Company, and business experience, are as follows:

         Name                       Age                     Position
         ----                       ---                     --------
David E. Deeds                      58               Chairman of the Board and
                                                     Chief Executive Officer

Peter M. White                      35               President, Chief Operating Officer and
                                                     Director

Kenneth D. Swenson                  50               Executive Vice President, Chief
                                                     Financial Officer and Treasurer

Douglas J. Reich                    56               Senior Vice President, General Counsel and
                                                     Secretary

Joseph A. Meza                      45               Vice President - Human Resources


         DAVID E. DEEDS has been Chairman of the Board and Chief Executive of the Company since February 1990. He was President from February 1990 to July 1999. He is also Chairman of the Board of Directors and Chief Executive Officer of each of the Company's operating subsidiaries. Mr. Deeds was co-founder of Conseco, Inc. ("Conseco"), a New York Stock Exchange-listed financial services holding company, and was President, Co-chief Executive Officer and a Director of Conseco from 1979 until retiring in 1988. Mr. Deeds has over 30 years of executive level experience in management and finance of companies.

         PETER M. WHITE has been President of the Company since July 1999, a Director since September 1999, and its Chief Operating Officer since December 1999. He is also the President and a Director of each of the Company's subsidiaries. Mr. White was a co-founder in 1993, and Chief Executive Officer of Carthage International, Inc., which launched the first personalized information service on the Internet in 1994. In 1995, that company was sold to Paracel, Inc., and renamed Paracel Online Systems, Inc. Mr. White served as President of Paracel Online Systems from 1995 to 1997, when that business was acquired by the Company and renamed WavePhore NewsCast, Inc., with Mr. White as its President. Since 1993, Mr. White has focused his career on efforts to utilize the Internet for delivery of digital media to businesses and consumers. Mr. White received an M.S. degree in Management Information Systems from the University of Arizona.

         KENNETH D. SWENSON has been Executive Vice President and Director of the Company since December 1996, and its Chief Financial Officer and Treasurer since April 1995. He is also Treasurer of each of the Company's subsidiaries. Mr. Swenson, a CPA, was a partner with Ernest & Young, LLP, an international professional services firm, from 1983 to 1995, with responsibilities that included coordination of audit, tax and business consulting services. Mr. Swenson received a B.B.A. degree in Accounting from the University of Notre Dame.

         DOUGLAS J. REICH has been Senior Vice President of the Company since December 1996, and General Counsel and Secretary of the Company since July 1996. He is also Secretary of each of the Company's subsidiaries. Mr. Reich, an attorney, was a shareholder in the law firm of Krys Boyle Golz Reich Freeman and Scott, P.C., from 1986 to June 1996. Mr. Reich received a B.S. degree in Economics and a Juris Doctor degree from the University of Wisconsin, Madison.

         JOSEPH A. MEZA has been Vice President of Human Resources of the Company since August 1998. Prior thereto, Mr. Meza had 19 years of human resource management experience with Bank of America in progressively more responsible positions. Mr. Meza is a graduate of the Graduate School of Human Resource Management through the American Bankers Association, which he completed at the University of Colorado.

         All executive officers serve at the discretion of the Board of Directors.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the last fiscal year, its officers, directors and greater than ten percent beneficial owners complied with applicable Section 16(a) filing requirements.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth all compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the four most highly compensated Executive Officers other than the CEO (collectively, the "Named Executive Officers") for all services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1999, 1998 and 1997.

                          SUMMARY COMPENSATION TABLE (1)

                                                                                         Long-Term
                                                                                       Compensation
                                                      Annual Compensation                 Awards
                                       ----------------------------------------        ---------------
                                                                      Other              Securities            All
Name and                                                              Annual             Underlying           Other
Principal Position                   Year     Salary      Bonus    Compensation         Options/SARs(2)    Compensation(3)
------------------                   ----     ------      -----    ------------         ---------------    ---------------
David E. Deeds                       1999   $ 292,000       $ 0         $   0(4)                  0           $ 2,381
  Chief Executive Officer            1998     290,000         0         3,906(4)          1,100,000             3,833
                                     1997     290,000         0         7,180(4)                  0             1,534

Peter M. White                       1999     195,058(5)      0        18,653             1,050,000             2,771
  President and                      1998     151,612         0             0               150,000             7,395
  and Chief Operating Officer        1997     129,985         0             0               150,000               927

Kenneth D. Swenson                   1999     204,000         0             0                60,000             2,976
  Executive Vice President, Chief    1998     200,000         0             0               550,000             3,022
  Financial Officer and Treasurer    1997     200,000         0             0                75,000(6)          2,212

Douglas J. Reich                     1999     154,000         0             0                60,000             3,292
  Senior Vice President,             1998     150,000         0             0               125,000             3,400
  General Counsel and Secretary      1997     150,000         0             0               122,000(7)          2,087

Joseph A. Meza                       1999      83,308         0             0                10,000             1,928
  Vice President                     1998      33,173(8)      0             0                45,000             1,992
  Human Resources

----------
(1) Pursuant to the Rules of the Securities and Exchange Commission, certain columns otherwise required by the table have been omitted where no compensation has been awarded to, earned by, or paid to any of the Named Executive Officers required to be reported in that column in any fiscal year covered by the table.

(2) Amounts shown represent the number of non-qualified stock options, without tandem stock appreciation rights, granted each year.

(3) Amounts shown represent the Company's contribution to the Amended WAVO Corporation Profit Sharing Plan and Trust ("401(k) Plan") and the taxable benefit of excess group term life insurance for the benefit of such persons.

(4) This amount represents lease fees paid by the Company for a car used by Mr. Deeds for business purposes.

(5) Mr. White became President of the Company in July 1999. His annualized compensation for 1999 was $250,000.

(6) Includes 25,000 shares underlying a 1995 option grant repriced in 1997.

(7) Includes 12,000 shares underlying a 1995 option grant and 100,000 shares underlying a 1996 option grant, which were repriced in 1997.

(8) Mr. Meza became an employee of the Company in August 1998. His annualized compensation for 1998 was $75,000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                Individual Grants
                                -----------------

                                  Number of          Percentage of
                                  Securities       Total Options/SARs
                                  Underlying           Granted to            Exercise
                                 Options/SARs         Employees in             Price        Expiration              Grant Date
    Name                          Granted(1)           Fiscal 1999          (per share)         Date              Present Value(2)
    ----                           ---------           -----------           ---------          ----              ---------------
David E. Deeds                           0                   0 %

Peter M. White                     500,000(3)             21.6 %               $ 4.00        July 26, 2009          $ 1,935,767
                                   250,000(4)             10.8 %                10.00        July 26, 2009            1,192,034
                                   250,000(4)             10.8 %                10.00        July 26, 2009            1,192,034
                                    50,000(6)              2.2 %                 4.00        Oct. 20, 2009              189,043

Kenneth D. Swenson                  10,000(5)               .4 %                 4.00        Aug. 20, 2004               34,721
                                    50,000(6)              2.2 %                 4.00        Oct. 20, 2009              192,409

Douglas J. Reich                    10,000(5)               .4 %                 4.00        Aug. 20, 2004               34,721
                                    50,000(6)              2.2 %                 4.00        Oct. 20, 2009              189,043

Joseph A. Meza                      10,000(5)               .4 %                 4.00        Aug. 20, 2004               34,721

----------
(1) Amounts shown represent the number of non-qualified stock options, without tandem stock appreciation rights ("SARs"), granted in 1999. Payment must be made in full upon exercise in cash or, with the consent of the Compensation/Incentive Plan Committee, in Common Shares of the Company. With the consent of the Compensation/Incentive Plan Committee, the option holder may elect to have Common Shares issuable upon exercise of options withheld by the Company to pay withholding taxes due.

(2) Grant date present value is based on the Black-Scholes option pricing model. The estimated values under the model are based on arbitrary assumptions as to variables, such as stock price volatility, projected future dividend yield and interest rates. The estimated values use the following significant assumptions: volatility was 84%; dividend yield equals 0%; risk-free interest rates (yield to maturity of 30-year Treasury note at grant date) range from 5.98% to 6.26%. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated using the Black-Scholes model.

(3) These options are presently exercisable as to 166,667 shares.

(4) These options are exercisable commencing on the earlier of (i) July 26, 2007, or (ii) the date certain performance objectives are met.

(5) These options are presently exercisable.

(6) These options are exercisable commencing on October 20, 2000.

            AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                                   Number of Securities
                                                                  Underlying Unexercised              Value of Unexercised
                                                                      Options/SARs at               In-the-Money Options/SARs
                                                                     Fiscal Year End(1)                 at Fiscal Year End
                                                             ---------------------------------- ----------------------------------
                                      Shares
                                     Acquired        Value
              Name                 on Exercise     Realized       Exercisable      Unexercisable     Exercisable      Unexercisable
              ----                 -----------     --------       -----------      -------------     -----------      -------------
David E. Deeds                               0          $ 0         1,300,000                0               $ 0              $ 0
Peter M. White                               0            0           284,034          916,666                 0                0
Kenneth D. Swenson                           0            0           735,000           50,000                 0                0
Douglas J. Reich                             0            0           207,000           50,000                 0                0
Joseph A. Meza                               0            0            41,667           13,333                 0                0

----------
(1) No SARs were outstanding at December 31, 1999.


COMPENSATION OF DIRECTORS

         The Company pays each non-employee director an annual retainer of $10,000, plus $1,000 per Board meeting and $750 per Board Committee meeting held on a date separate from a Board meeting. The Company also reimburses directors for their expenses incurred in attending Board meetings. Pursuant to the 1995 Non-employee Director Stock Plan, non-employee directors of the Company are each granted an option immediately following each annual meeting of shareholders of the Company, which option may be exercised to purchase 10,000 Common Shares of the Company, at a purchase price equal to 100% of the market price of such shares on the date of grant. Such stock options are exercisable for a five-year period commencing six months after the date of grant. In accordance with the provisions of such Plan, on May 25, 1999, Glenn Scolnik and J. Robert Collins were each granted an option to purchase 10,000 Common Shares of the Company, exercisable at the price of $7.40 per share during the period commencing on November 25, 1999, and expiring on November 25, 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Collins and Scolnik are members of the Compensation/Incentive Plan Committee of the Board of Directors of the Company. The Compensation/Incentive Plan Committee reviews matters relating to compensation of the executive officers of the Company and makes recommendations thereon to the Board of Directors. In addition, the Compensation/Incentive Plan Committee determines Incentive Plan awards for executive officers of the Company.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         COMMITTEE RESPONSIBILITIES

         The Compensation Committee of the Board of Directors (the "Committee") is comprised of two non-employee Directors. Committee responsibilities, with respect to the compensation of executive officers, including the Named Executive Officers of the Company, include the review and recommendations relative to the following compensation elements:

         -        Base salary levels of the executive officers of the Company.

         -        The Company's performance-based compensation plan.

         -        The Company's stock-based compensation plan.

         -        All employment agreements and amendments thereof.

         -        All aspects of the Company's retirement plan.

         - The process and substance of all other aspects of compensation.

         OVERALL COMPENSATION PHILOSOPHY

         The Company's underlying compensation philosophy is to link key executive compensation to corporate performance and returns to shareholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's Common Share price.

         The overall objectives of the Company's executive compensation strategy are:

         -        To attract and retain the best possible talent.

         - To provide long-term incentives to these executives to achieve the goals inherent in the Company's business strategy.

         - To link executive and stockholder interests through equity-based plans.

         The basic elements of the Company's executive compensation packages are base salary and long-term incentive compensation. The Committee's policies with respect to each of these elements, including the basis for the compensation of Mr. David E. Deeds, the Company's Chief Executive Officer, and the Named Executive Officers, are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded by the Company to each individual, including severance plans, insurance and other benefits. All actions of the Committee with respect to executive compensation for 1999 were subsequently unanimously approved by the Board of Directors.

         IRC SECTION 162(m)

         The Committee has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding qualifying compensation paid to the Company's executive officers for deductibility in structuring compensation arrangements. The Committee intends to make every effort to ensure that compensation awarded to the Company's executives is fully deductible. The regulations implementing Section 162(m) have not required any changes in the Company's current executive compensation program in order to maintain the deductibility of executive compensation where the Company anticipates a deduction. Pursuant to the recommendation of the Committee and the Board of Directors, in 1997 the shareholders approved the adoption of an Executive Management Incentive Plan, which provides for performance-based compensation of the Company's executives in accordance with the provisions of Section 162(m) of the Code.

         BASE SALARIES

         Individual salaries for specified executives are reviewed annually and adjustments are made based on the Committee's subjective judgment as to individual responsibilities and performance over time. In reviewing the individual performance of executives other than the Chief Executive Officer, the Committee takes into account the views of the Chief Executive Officer.

         With respect to the fiscal year ended December 31, 1999, the Committee reviewed the base salaries of its executive officers and recommended only nominal increases in base salaries to the Named Executive Officers, except for Mr. White, who received a 65% increase in his annual salary, reflecting his new responsibilities as President and Chief Operating Officer, and Mr. Meza, who received an 11% increase to make his annual salary more competitive in light of his responsibilities. In the future, the Company's approach to base compensation will be to continue to bring salaries into a competitive position where appropriate. The effect of this strategy will be to control the fixed portion of compensation costs, while placing significant emphasis on the "at-risk" component, or long-term incentive compensation, as discussed below.

         LONG-TERM INCENTIVE COMPENSATION

         The Company maintains, for key executives of the Company, a stock-based compensation plan, which allows the Committee to award non-qualified stock options to the individuals it selects. Awards under the Company's stock-based compensation plan directly link potential participant rewards to increases in shareholder value.

         The Company historically has provided the majority of its stock-based compensation in the form of stock options. Stock options are granted with an exercise price equal to the market price of the Company's Common Stock on the date of the grant and become exercisable from the date of grant or in increments over a one to three-year period thereafter. This approach is designed to encourage the creation of shareholder value and the retention of the executives over the long term, as this element of the compensation package has value only to the extent that share price appreciation occurs.

         In May 1997, the Shareholders approved the 1997 Incentive Plan. The Compensation/Incentive Plan Committee has the discretion to determine the terms and conditions of options under the 1997 Incentive Plan. During 1999, the Committee made the following new grants to Named Executive Officers:

         David E. Deeds - None

         Peter M. White - 550,000 options exercisable at $4.00; 500,000 options exercisable at $10.00

         Kenneth D. Swenson - 10,000 options exercisable at $4.00; 50,000 options exercisable at $4.00

         Douglas J. Reich - 10,000 options exercisable at $4.00; 50,000 options exercisable at $4.00

         Joseph A. Meza - 10,000 options exercisable at $4.00

The exercise price of such options was equal to the fair market value of the underlying Common Shares on the date of grant. The Committee considered the amount of options already held by such executive officers in determining the amount of the 1999 grants.

CEO COMPENSATION

         From the date Mr. Deeds became Chief Executive Officer of the Company in 1990 through the end of 1996, he chose not to receive any compensation from the Company for his services. With the Company's transition from a research and development company to an operating company in 1996, the Committee determined that it was appropriate that Mr. Deeds receive a salary commencing on January 1, 1997, and that he participate in the Incentive Plan, consistent with the salaries and stock-based compensation of the other senior executives of the Company. Mr. Deeds received a salary of $292,000 for 1999, and was granted no additional options to purchase the Company's Common Shares during the year.

CONCLUSION

         Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.



                                                     The Members of the
                                                     Compensation Committee



                                                     Glenn Scolnik
                                                     J. Robert Collins, Ph.D.

                          TOTAL RETURN TO STOCKHOLDERS
                     (ASSUMES $100 INVESTMENT ON 12/30/94)

                                  [LINE GRAPH]

Total Return Analysis         12/30/94       12/29/95     12/31/96         12/31/97        12/31/98       12/31/99
---------------------         --------       --------     --------         --------        --------       --------
Wavo Corporation                  $100           $320         $115             $155           $133            $ 64
Peer Group                         100            195          109               74            179             117
Nasdaq Composite (US)              100            142          173              212            298             555
S&P High Tech Group                100            144          201              257            431             722


Wavo Corporation Peer Group includes Data Broadcasting Corp. and NewsEdge, Inc.




         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of March 10, 2000, of (i) each person known by the Company to beneficially own 5% or more of the outstanding Common Shares, (ii) each current director and nominee for director of the Company, (iii) each Named Executive Officer of the Company, and (iv) all current directors and executive officers as a group. Such information is based upon information furnished by each such person and is correct to the best knowledge of the Company. In certain cases, shares required under rules of the Securities and Exchange Commission to be shown as beneficially owned are shares as to which the indicated person holds only rights to acquire within 60 days through the exercise of stock options or otherwise. Unless otherwise stated, the indicated persons have sole voting and investment power with respect to the shares listed. Except as otherwise indicated below, the address for each holder of more than 5% of the Company's outstanding Common Shares is the principal office of the Company. The indicated percentages are based upon the number of Common Shares of the Company outstanding as of March 10, 2000, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date.

                                                               NUMBER                           PERCENT
         NAME                                                 OF SHARES                          OWNED
         ----                                                 ---------                          -----
         David E. Deeds                                       4,964,861(1)                       16.0 %
         Peter M. White                                         284,034(2)                        1.0 %
         Kenneth D. Swenson                                     735,200(3)                        2.5 %
         Douglas J. Reich                                       207,000(4)                        0.7 %
         Joseph A. Meza                                          41,667(5)                        0.1 %
         Glenn Scolnik                                          110,000(6)                        0.4 %
         J. Robert Collins                                       85,000(7)                        0.3 %

         All Officers and Directors as a group
         (7 persons)                                          6,427,762(8)                       19.8 %

----------
(1) Includes 501,963 Common Shares issuable upon conversion of Series 1994 Preferred Shares and options to purchase 1,300,000 Common Shares.

(2) Includes options to purchase 284,034 Common Shares.

(3) 200 of these shares are held by his spouse. Includes options to purchase 735,000 Common Shares.

(4) Includes options to purchase 207,000 Common Shares.

(5) Includes options to purchase 41,667 Common Shares.

(6) 25,000 of these shares are jointly held with his spouse. Includes options to purchase 85,000 Common Shares.

(7) Includes options to purchase 85,000 Common Shares.

(8) Includes options to purchase a total of 2,737,701 Common Shares, and 501,963 Common Shares issuable upon conversion of Series 1994 Preferred Shares.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         David E. Deeds, the Company's Chairman and Chief Executive Officer, owns 501,963 shares of the Company's Series 1994 Preferred Shares. The Series 1994 Preferred Shares have a stated value of $11.00 per share, and are convertible at any time into Common Shares equal to the aggregate value of the Series 1994 Preferred Shares divided by the conversion price, as defined, which was initially set at $11.00 per share and is subject to adjustment in certain circumstances. The Series 1994 Preferred Shares are non-voting and accrue cumulative dividends at the rate of 10% per annum, payable when, and if, declared by the Board of Directors of the Company. The Company's Board of Directors approved the declaration of a 10% per annum cash dividend upon the Series 1994 Preferred Shares, payable as of April 28, 1999, and October 28, 1999. Pursuant to such dividend declarations, the Company paid or accrued a total of $552,162 in dividends on Mr. Deeds' Series 1994 Preferred Shares during the fiscal year ended December 31, 1999.

         In 1999, the Company paid a total of $388,600 to an entity owned by Mr. Deeds in connection with the Company's rental of certain equipment from such entity.

         During 1999, the Company purchased $250,000 of common stock for cash, and $250,000 of common stock for future services from a company controlled by a relative of the Company's President.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche, LLP, acted as the Company's independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ended December 31, 1999. The Company's Board of Directors has not yet appointed auditors to serve in such capacity for the current fiscal year ending December 31, 2000.

          A representative of Deloitte & Touche, LLP, is expected to be present at the meeting. Such representative will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

         As of the date hereof, the Company knows of no matter, other than those referred to herein, which will be presented at the Annual Meeting of Shareholders. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of Proxy will vote the proxies in accordance with their best judgment.


                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

                  Shareholder proposals intended to be presented at the Company's Annual Meeting of Shareholders in 2001 must be received by the Company's Secretary at the Corporation's executive offices no later than December 12, 2000.


April_______, 2000

P R O X Y

                                WAVO CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David E. Deeds, Peter M. White and Kenneth D. Swenson Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all of the Common Shares of Wavo Corporation held of record by the undersigned on March 31, 2000, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 15, 2000, and at any adjournment thereof.

         1.   ELECTION OF DIRECTORS.
              FOR all nominees listed below (except as                 WITHHOLD AUTHORITY to vote
              marked to the contrary below) [ ]                        for all nominees listed below [ ]


         DAVID E. DEEDS; PETER M. WHITE; KENNETH D. SWENSON; GLENN SCOLNIK; J. ROBERT COLLINS

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

               --------------------------------------------------


         2. PROPOSAL TO APPROVE THE ISSUANCE AND SALE OF SERIES D CONVERTIBLE PREFERRED SHARES AND RELATED WARRANTS, AND THE RESERVATION FOR ISSUANCE AND THE ISSUANCE OF COMMON SHARES UPON CONVERSION OF THE SERIES D CONVERTIBLE PREFERRED SHARES, AS DIVIDENDS THEREON, UPON EXERCISE OF THE RELATED WARRANTS, AND OTHERWISE IN ACCORDANCE WITH THE TERMS THEREOF.

                  [ ] FOR              [ ] AGAINST              [ ] ABSTAIN


         3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND IN FAVOR OF THE PROPOSAL LISTED ABOVE.


                                                PLEASE SIGN HERE EXACTLY AS NAME APPEARS HEREON.


Dated:______________________, 2000              _______________________________________________
                                                Signature


                                                ________________________________________________
                                                Signature (if held jointly)

                                                NOTE: Signatures should be identical with
                                                the name(s) indicated hereon. Joint owners
                                                should each sign personally. Persons signing
                                                as attorney, executor, administrator,
                                                trustee or guardian should give full title
                                                as such. If a corporation, please sign in
                                                full corporate name by President or other
                                                authorized officer. If a partnership, please
                                                sign in partnership name by authorized
                                                person.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.